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                                                                  Exhibit 99.C2


                             MULLER DATA CORPORATION
                                395 HUDSON STREET
                          NEW YORK, NEW YORK 10014-3622


                                December 4, 1997




Fidelity Capital Markets
164 Northern Avenue
Boston, MA  02110


     Re:               Fidelity Defined Trusts, Series 5
                 ----------------------------------------------

Gentlemen:

     We have examined Registration Statement File No. 333-40757 for the above captioned trusts. We hereby acknowledge that Muller Data Corporation is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the reference to Muller Data Corporation as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                                      Sincerely


                                                       Mario S. Buscemi
                                                       -------------------------
                                                       Chief Operating Officer




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